UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Adjustments to Note and Warrant

As previously disclosed, on December 7, 2023, Interactive Strength Inc. (the “Company”) entered into that certain securities purchase agreement with an accredited investor (the “December Lender”), pursuant to which the Company sold, and the December Lender purchased, (a) a senior unsecured convertible note issued by the Company (the “Note”) in the aggregate principal amount of $2,160,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (b) a warrant (the “Warrant”) to purchase up to an aggregate of 23,112 shares of Common Stock (as adjusted for the 1-for-40 reverse stock split that the Company effected on June 14th.

On June 17, 2024, pursuant to Section 7(h) of the Note, the Company voluntarily agreed to reduce the conversion price of the Note to $4.00. As of June 24th, the remaining principal amount of the Note was $150,171.02 and the Company had issued to the December Lender approximately 288,233 shares of Common Stock pursuant to conversions of the Note.

On June 17, 2024, pursuant to Section 2(g) of the Warrant, the Company voluntarily agreed to reduce the exercise price of the Warrant to $4.00 which had the effect, pursuant to Section 2(b) of the Warrant, of increasing the shares of Common Stock issuable pursuant to the Warrant (the “Warrant Shares”) to 288,900 shares. As of June 24th, the December Lender had received 23,112 Warrant Shares and the Company had received $92,448 pursuant to exercises of the Warrant

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on December 12, 2023, the Company entered into that certain common stock purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor that is a related party to the December Lender. As of June 24th, the Company sold 28,126 shares of Common Stock and received gross proceeds of $389,005 pursuant to the Equity Line Purchase Agreement.

On June 24th, the Company terminated the Equity Line Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the increase in the amount of Warrant Shares (the "Securities") is incorporated by reference into this Item 3.02. The Securities were issued pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The recipient of the Securities is an “accredited investor” as defined in Rule 501 under the Securities Act. Neither the Securities nor any shares of Common Stock issuable upon exercise of the Warrant, has been registered under the Securities Act and thus such shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K, including this Item 3.02, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	June 24, 2024	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)